Exhibit 99.1

IAA Appoints Michael Sieger to Board of Directors

Board Forms Operations Committee

WESTCHESTER, Ill.— April 29, 2022 — IAA, Inc. (NYSE: IAA), a leading global marketplace connecting vehicle buyers and sellers, today announced that it has appointed Michael Sieger to its Board of Directors, effective immediately as of the conclusion of the Company’s 2022 annual meeting of stockholders. As a result of the appointment, IAA’s Board will expand to 10 directors, 9 of whom are independent. In addition, the IAA Board has formed an Operations Committee focused on driving operational performance.

“We look forward to Mike joining the Board,” said John Larson, Chairman of the Board of Directors of IAA. “Mike brings decades of valuable automotive insurance industry experience and has a track record of driving growth through his strategic leadership. We are also pleased to have reached a constructive resolution with Ancora Holdings Group, LLC and look forward to an ongoing dialogue with them. We are excited to benefit from Mike’s contributions, as we work alongside the management team to advance our strategic plans, navigate a dynamic market environment and drive profitable growth.”

“We appreciate the collaborative and constructive dialogue that we have had with IAA’s Board,” said Fredrick DiSanto, Chief Executive Officer and Executive Chairman of Ancora Holdings Group, LLC. “We believe IAA has a solid foundation to build upon and operates in an attractive market with significant growth opportunities. The addition of Mike and the formation of the Board Committee will be beneficial in guiding the Company forward and ensuring we achieve our common goal of creating the most value for stockholders.”

J.P. Morgan Securities LLC is acting as financial advisor and Latham & Watkins LLP and O’Melveny & Myers LLP are acting as legal advisors to IAA.

About Michael Sieger

Michael Sieger served as Claims President at Progressive Insurance from 2015 to 2021, where he was responsible for overall claims strategy and led the organization through significant growth during his tenure. Prior to this, Mr. Sieger held various roles of increasing leadership since joining Progressive Insurance in 1990, including General Manager Claims Process, General Manager Northeast Field Claims, and General Manager for the Washington and Pennsylvania regions. Mr. Sieger earned a BSEE in Electrical Engineering from Case Western Reserve University and an MBA from University of Chicago.

About IAA

IAA, Inc. (NYSE: IAA) is a leading global digital marketplace connecting vehicle buyers and sellers. Leveraging leading-edge technology and focusing on innovation, IAA’s unique platform facilitates the marketing and sale of total-loss, damaged and low-value vehicles. Headquartered near Chicago in Westchester, Illinois, IAA has nearly 4,500 employees and more than 210 facilities throughout the U.S., Canada and the United Kingdom. IAA serves a global buyer base – located throughout over 170 countries – and a full spectrum of sellers, including insurers, dealerships, fleet lease and rental car companies, and charitable organizations. Buyers have access to multiple digital bidding and buying channels, innovative vehicle merchandising, and efficient evaluation services, enhancing the overall purchasing experience. IAA offers sellers a comprehensive suite of services aimed at maximizing vehicle value, reducing administrative costs, shortening selling cycle time and delivering the highest economic returns. For more information visit IAAI.com, and follow IAA on Facebook, Twitter, Instagram, YouTube and LinkedIn. For more information about IAA in the UK visit IAAIUK.co.uk, and follow IAA in the UK on Facebook, Twitter, Instagram, and LinkedIn.

Forward-Looking Statements

Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements made that are not historical facts may be forward-looking statements and can be identified by words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions. In this release, such forward-looking statements include statements regarding, among other things, our growth opportunities and our ability to advance our strategic plans, drive profitable growth and create value for stockholders. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: the loss of one or more significant vehicle seller customers or a reduction in significant volume from such sellers; our ability to meet or exceed customers’ demand and expectations; significant current competition and the introduction of new competitors or other disruptive entrants in our industry; the risk that our facilities lack the capacity to accept additional vehicles and our ability to obtain land or renew/enter into new leases at commercially reasonable rates; our ability to effectively maintain or update information and technology systems; our ability to implement and maintain measures to protect against cyberattacks and comply with applicable privacy and data security requirements; our ability to successfully implement our business strategies or realize expected cost savings and revenue enhancements, including from our margin expansion plan; business development activities, including acquisitions and the integration of acquired businesses, and the risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our expansion into markets outside the U.S. and the operational, competitive and regulatory risks facing our non-U.S. based operations; our reliance on subhaulers and trucking fleet operations; changes in used-vehicle prices and the volume of damaged and total loss vehicles we purchase; economic conditions, including fuel prices, commodity prices, foreign exchange rates and interest rate fluctuations; trends in new- and used-vehicle sales and incentives; uncertainties regarding ongoing surges of COVID-19 infections, including new more contagious and / or vaccine-resistant variants, and the impact on the duration and severity of the COVID-19 pandemic, and the measures taken to reduce its spread, including the availability, rate of public acceptance and efficacy of COVID-19 vaccines; and other risks and uncertainties identified in our filings with the Securities and Exchange Commission (the “SEC”), including under “Risk Factors” in our Form 10-K for the year ended December 27, 2021 filed with the SEC on February 28, 2022. Other risks and uncertainties that are not presently known to us or that we currently deem immaterial may also affect our business or operating results. The forward-looking statements included in this release are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information or events, except as required by law.

Contacts

Media Inquiries:

Jeanene O’Brien | IAA, Inc.

SVP, Global Marketing and Communications

(708) 492-7328

jobrien@iaai.com

Dan Moore / Aaron Palash / Charlotte Burch

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Analyst Inquiries:

Arif Ahmed | IAA, Inc.

VP, Treasury

(708) 492-7257

arif.ahmed@iaai.com

Caitlin Churchill | ICR

(203) 682-8200

investors@iaai.com